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                                                                    Exhibit 23.1

                 CONSENT OF GRANT THORNTON, INDEPENDENT AUDITORS

We have issued our report dated December 5, 2003 (except for note 2, as to which the date is December 23, 2003), accompanying the consolidated financial statements and schedule included in the Annual Report of International DisplayWorks, Inc. (formally Granite Bay Technologies, Inc. and earlier Morrow Snowboards, Inc.) on Form 10-K for the year ended October 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of International DisplayWorks, Inc. on Form S-8 (File No. 333-108907, effective September 18, 2003) pertaining to the Amended 2000 Employee Equity Incentive Plan, Form S-8 (File No. 333-87296, effective May 1, 2002) pertaining to the 2000 Employee Equity Incentive Plan and Stock Option Agreements, Form S-8 (File No. 333-87298, effective May 1, 2002) pertaining to the 1999 Stock Option Plan for Non-Employee Directors and the Morrow Snowboards, Inc. 1990 Equity Incentive Plan and Form S-8 (File No. 333-04761, effective May 30, 1996) pertaining to the Morrow Snowboards, Inc. Stock Option Plan for Non-Employee Directors and related Prospectuses.

/S/ GRANT THORNTON

Hong Kong
February 5, 2004